(JONES, JENSEN & COMPANY LETTERHEAD)

        June 2, 1997

        The Securities and Exchange Commission
        450 Fifth Street, N.W.
        Judiciary Plaza
        Washington, D.C.  20549

        Dear Sirs:

        We consent to the incorporation by reference in this Registration Statement of HyperDynamics Corporation (formerly RAM-Z Enterprises, Inc.), on Form S-8 of our report dated March 20, 1996, appearing in the Annual Report on Form 10KSB of Ram-Z Enterprises, Inc. for the year ended December 31, 1995.


        /s/ JONES, JENSEN & COMPANY
        Jones, Jensen & Company